Exhibit 10.21
AURINIA PHARMACEUTICALS INC.
RESTRICTED STOCK UNIT GRANT NOTICE
(EQUITY INCENTIVE PLAN)

AURINIA PHARMACEUTICALS INC. (the “Company”) has awarded to you (the “Participant”) the number of restricted stock units specified and on the terms set forth below in consideration of your services (the “RSU”). Your RSU is subject to all of the terms and conditions as set forth herein and in the Company’s Equity Incentive Plan (the “Plan”) and the Award Agreement (the “Agreement”), which are incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the Agreement shall have the meanings set forth in the Plan or the Agreement.
Name of Participant:
Date of Grant:
Vesting Commencement Date:
Number of RSUs:

Vesting Schedule:    The RSUs shall vest in the manner set out in Schedule 1 hereto. Notwithstanding the foregoing, vesting shall terminate upon the Participant, if a Director or Officer, ceasing to be a Director or Officer or, if an Employee or other Service Provider, leaving the employ or service of the Company. The RSUs also vest accordance with the terms of the Plan, including section 3.9 thereof with respect to a Change in Control (as defined in the Plan).

Issuance Schedule:    Each RSU which vests entitles the Participant to receive Common Shares on the basis of Schedule 1 hereto. Subject to Section 5 of the Award Agreement, the Company may, at its option, elect to compensate the Participant for their RSUs in whole or in part by cash in lieu of Common Shares.
Participant Acknowledgments: By your signature below or by electronic acceptance or authentication in a form authorized by the Company, you understand and agree that:
-    The RSU is governed by this RSU Grant Notice (the “Grant Notice”), and the provisions of the Plan and the Agreement, all of which are made a part of this document. Unless otherwise provided in the Plan, this Grant Notice and the Agreement (together, the “RSU Agreement”) may not be modified, amended or revised except in a writing signed by you and a duly authorized officer of the Company.
-    You have read and are familiar with the provisions of the Plan and the RSU Agreement. In the event of any conflict between the provisions in the RSU Agreement and the terms of the Plan, the terms of the Plan shall control.
-    The RSU Agreement sets forth the entire understanding between you and the Company regarding the acquisition of RSUs and supersedes all prior oral and written agreements, promises and/or representations on that subject with the exception of: (i) other equity awards previously granted to you, and (ii) any written employment agreement, offer letter, severance agreement, written severance plan or policy, or other written agreement between the Company and you in each case that specifies the terms that should govern this RSU.

This Grant Notice may be executed in any number of counterparts, and delivered by electronic means. Each such counterpart is deemed to be an original and all of them taken together are deemed to constitute one document.
AURINIA PHARMACEUTICALS INC.    Participant:
        Signature:

Peter Greenleaf
Chief Executive Officer
Date:

SCHEDULE 1

VESTING SCHEDULE

The RSUs granted pursuant to this RSU Agreement vest in the following manner:

1.    An amount of RSUs that represents 1/3 of the Number of RSUs granted (as listed on page 1), rounded down to the nearest whole number, vest on the first anniversary of the grant date;
2.    An amount of RSUs that represents 1/3 of the Number of RSUs granted (as listed on page 1), rounded down to the nearest whole number, vest on the second anniversary of the grant date; and
3.    The remaining RSUs (being the total Number of RSUs listed on page 1, less the amounts vested in items 1 and 2 above) vest on the third anniversary of the grant date.

AURINIA PHARMACEUTICALS INC.
(EQUITY INCENTIVE PLAN)
AWARD AGREEMENT (RESTRICTED STOCK UNIT)

As reflected by your RSU Grant Notice (“Grant Notice”), AURINIA PHARMACEUTICALS INC. (the “Company”) has granted you a RSU under its Equity Incentive Plan (the “Plan”) for the number of RSUs as indicated in your Grant Notice (the “RSU”). The terms of your RSU as specified in this Award Agreement for your RSU (the “Agreement”) and the Grant Notice constitute your “RSU Agreement”. Defined terms not explicitly defined in this Agreement but defined in the Grant Notice or the Plan shall have the same definitions as in the Grant Notice or Plan, as applicable.
The general terms applicable to your RSU are as follows:
1.    Governing Plan Document. Your RSU is subject to all the provisions of the Plan. Your RSU is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the RSU Agreement and the provisions of the Plan, the provisions of the Plan shall control.
2.    Grant of the RSU. The Company hereby grants to you the RSU set forth in the Grant Notice, subject to all of the terms and conditions set forth in the RSU Agreement. As applicable, any additional RSUs that become subject to the RSU pursuant to an adjustment of the number of Award Shares provisions as set forth in the Plan and the provisions of Section 3 below, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other RSUs covered by your RSU.
3.    Dividends. You shall receive no benefit or adjustment to your RSU with respect to any cash dividend, stock dividend or other distribution that does not result from an adjustment of the number of Award Shares, as applicable, as provided in the Plan; provided, however, that this sentence shall not apply with respect to any Common Shares that are delivered to you in connection with your RSU after such shares have been delivered to you.
4.    Withholding Obligations.
(a)    Regardless of any action taken by the Company or, if different, the Affiliate to which you have been Continuously Employed by (the “Service Recipient”) with respect to any income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items associated with the grant or vesting of the RSU or sale of the underlying Common Shares or other tax-related items related to your participation in the Plan and legally applicable to you (the “Tax Liability”), you hereby acknowledge and agree that the Tax Liability is your ultimate responsibility and may exceed the amount, if any, actually withheld by the Company or the Service Recipient. You further acknowledge that the Company and the Service Recipient (i) make no representations or undertakings regarding any Tax Liability in connection with any aspect of this RSU, including, but not limited to, the grant or vesting of the RSU, the issuance of Common Shares pursuant to such vesting, the subsequent sale of shares of Common Shares, and the payment of any dividends on the Common Shares, as applicable; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSU to reduce or eliminate your Tax Liability or achieve a particular tax result. Further, if you are subject to Tax Liability in more than one jurisdiction, you acknowledge that the Company and/or the Service Recipient (or former service recipient, as applicable) may be required to withhold or account for Tax Liability in more than one jurisdiction.
(b)    Prior to any relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Service Recipient to satisfy all Tax Liability. As provided in Article 4 of the Plan, you hereby authorize the Company and any applicable Service Recipient to satisfy any applicable withholding obligations with regard to the Tax Liability by any of the following means or by a combination of such means: (i) causing you to pay any portion of the Tax Liability in cash or cash equivalent in a form acceptable to the Company; (ii) withholding from any compensation otherwise payable to you by the Company or the Service Recipient; (iii) except for Canadian resident Service Providers, withholding Common Shares from the Common Shares issued or otherwise issuable to you in connection with the RSU; provided, however, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Board or the Company’s Compensation Committee; (iv) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”), pursuant to this authorization and without further consent, whereby you irrevocably elect to sell a portion of the Common Shares to be delivered in connection with your RSU to satisfy the Tax Liability and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Liability directly to the Company or the Service Recipient; and/or (v) any other method determined by the Company to be in compliance with applicable law. Furthermore, you agree to pay the Company or the Service Recipient any amount the Company or the Service Recipient may be required to withhold, collect, or pay as a result of your participation in the Plan or that cannot be satisfied by the means previously described. In the event it is determined that the amount of the Tax Liability was greater than the amount withheld by the Company and/or the Service Recipient (as applicable), you agree to indemnify and hold the Company and/or the Service Recipient (as applicable) harmless from any failure by the Company or the applicable Service Recipient to withhold the proper amount.
(c)    The Company may withhold or account for your Tax Liability by considering statutory withholding amounts or other withholding rates applicable in your jurisdiction(s), including (i) maximum applicable rates in your jurisdiction(s), in which case you may receive a refund of any over-withheld amount in cash (whether from applicable tax authorities or the Company) and you will have no entitlement to the equivalent amount in Common Shares or (ii) minimum or such other applicable rates in your jurisdiction(s), in which case you may be solely responsible for paying any additional Tax Liability to the applicable tax authorities or to the Company and/or the Service Recipient. Except for Canadian resident Service Providers, if the Tax Liability withholding obligation is satisfied by withholding Common Shares, for tax purposes, you are deemed to have been issued the full number of Common Shares subject to the vested portion of the RSU, notwithstanding that a number of Common Shares is held back solely for the purpose of paying such Tax Liability.
(d)    You acknowledge that you may not participate in the Plan and the Company shall have no obligation to deliver Common Shares until you have fully satisfied the Tax Liability, as determined by the Company. Unless any withholding obligation for the Tax Liability is satisfied, the Company shall have no obligation to deliver to you any Common Shares in respect of the RSU.
5.    Cash Settlement. For Canadian resident Service Providers, all distributions under this RSU shall be made by the Company in the form of Common Shares. Notwithstanding anything to the contrary in this Agreement, the Company may, in its sole discretion, offer to settle any portion of the RSU otherwise payable in Common Shares in cash and the Service Provider, in its sole discretion, may elect to accept this offer. The cash amount to be paid by the Company upon distribution of any portion of the RSU otherwise payable in Common Shares shall be equal to (i) the number of Common Shares with respect to which the Service Providers is entitled to a distribution multiplied by (ii) the closing trading price for the Common Shares on the stock exchange on which the majority of the Company’s Common Shares traded on the applicable distribution date (which may be denominated in either Canadian or US dollars, based on the applicable exchange rate on the day immediately prior to the applicable distribution date) or if the Common Shares are not listed on a stock exchange, then the trading price determined by the Board using good faith discretion.
6.    Date of Issuance.
(a)    The issuance of shares, if applicable, in respect of the RSU is intended to comply with U.S. Treasury Regulations Section 1.409A-3(a) and will be construed and administered in such a manner. Subject to the satisfaction of the Tax Liability withholding obligation, if any, in the event one or more RSUs payable in Common Shares vests, the Company shall issue to you the number of Common

Shares receivable by the Participant pursuant to this Agreement. Each issuance date determined by this paragraph is referred to as an “Original Issuance Date.”
(b)    If the Original Issuance Date falls on a date that is not a business day, delivery shall instead occur on the next following business day. In addition, if:
(i)    the Original Issuance Date does not occur (1) during a period when you are able to trade, as determined in accordance with the Company’s then-effective policy on insider trading and applicable securities laws, or (2) on a date when you are otherwise permitted to sell Common Shares on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Canadian securities laws applicable to automatic securities trading plans and Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “Automatic Arrangement)), and
(ii)    either (1) a Tax Liability withholding obligation does not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax Liability withholding obligation by withholding Common Shares from the shares otherwise due, on the Original Issuance Date, to you under this RSU, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer (including but not limited to a commitment under an Automatic Arrangement) and (C) not to permit you to pay your Tax Liability in cash, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day when you are not prohibited from selling Common Shares in the open public market but, subject to applicable Canadian securities laws, in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with U.S. Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the Common Shares under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of U.S. Treasury Regulations Section 1.409A-1(d).
7.    Transferability. Except as otherwise provided in the Plan, your RSU is not transferable, except by will or by the applicable laws of descent and distribution
8.    Governing Law. This RSU Agreement will be governed, construed and administered in accordance with the laws of the Province of British Columbia and the laws of Canada applicable therein.
9.    No Liability for Taxes. As a condition to accepting the RSU, you hereby (a) agree to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from the RSU or other Company compensation and (b) acknowledge that you were advised to consult with your own personal tax, financial and other legal advisors regarding the tax consequences of the RSU and have either done so or knowingly and voluntarily declined to do so.
10.    Severability. If any part of this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Agreement or the Plan not declared to be unlawful or invalid.  Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
11.    Other Documents.   By signing the Grant Notice, you acknowledge:
(a)    receipt of the Company’s Insider Trading Policy;
(b)    that you have read and understand the Plan and accept the RSU in accordance with the terms of this RSU Agreement and the Plan; and

(c)    that you agree to be bound by the terms and conditions of the Plan, as the same may be amended, modified, terminated or otherwise changed, in whole or in part pursuant to the terms of the Plan.